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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVANCED POWER TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	93-0875072 (I.R.S. Employer Identification No.)

Advanced Power Technology, Inc. Stock Option Plan
(Full Title of the Plan)

405 S.W. Columbia Street
Bend, Oregon 97702
(Address of Principal Executive Offices)

(541) 382-8028
(Telephone Number, Including Area Code, of Principal Executive Offices)

Copy to:
David C. Baca, Esq.
Gustavo J. Cruz, Esq.
Davis Wright Tremaine LLP
2300 Wells Fargo Tower
1300 SW Fifth Avenue
Portland, Oregon 97201

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	63,525	$0.78	$49,549.50	$5.83

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the PowerSicel, Inc. 2002 Incentive Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price of $0.78 per share represents the exercise price of the 63,525 shares of Common Stock outstanding and subject to options under the PowerSicel, Inc. 2002 Incentive Stock Option Plan as assumed by the Registrant.

TABLE OF CONTENTS

Part I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Part II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 10.3
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 24.1

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents are hereby incorporated by reference into this Registration Statement:

  (a)
  The Registrant's most recent annual report on Form 10-K (File No. 001-16047), filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, containing audited financial statements for the Registrant's latest fiscal year;

  (b)
  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above;

  (c)
  The Registrant's registration statement on Form S-8, filed under File No. 333-49800 and effective on November 13, 2000, the Registrant's registration statement on Form S-8, filed under File No. 333-81376 and effective on January 25, 2002, and the Registrant's registration statement on Form S-8 filed under File No. 333-114317 and effective on April 18, 2004; and

  (d)
  The Registrant's description of securities contained in the registration statement on Form 8-A, filed under File No. 333-38418 and declared effective on August 7, 2000.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interest of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        The Registrant has authority under applicable provisions of the Delaware General Corporation Law to indemnify its directors and officers to the extent provided under that statute. The Registrant's Bylaws, amended and restated as of May 31, 2000, contain additional indemnification provisions for the benefit of certain directors and officers of the Registrant.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following Exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description

3.1	Certificate of Incorporation(1)
3.2	Bylaws(1)
4.1	Reference is made to Exhibits 3.1 and 3.2
5.1	Opinion of Davis Wright Tremaine LLP as to the legality of securities being registered through this Registration Statement
10.3	Advanced Power Technology, Inc. Stock Option Plan Summary(2)
23.1	Consent of Davis Wright Tremaine, contained in opinion filed as Exhibit 5.1
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (see signature page)
Note (1)	Incorporated by reference to the Registrant's registration statement on Form S-1, SEC File Number 333-38418, declared effective August 7, 2000.
Note (2)
Incorporated by reference to the Registrant's registration statement on Form S-8, SEC File Number 333-49800, effective November 13, 2000, the Registrant's registration statement on Form S-8, SEC File No. 333-81376, effective on January 25, 2002, and the Registrant's registration statement on Form S-8 filed under File No. 333-114317 and effective on April 8, 2004.

Item 9. Undertakings.

        A.    The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's offering.

        B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bend, State of Oregon, on the 18th day of January 2005.

ADVANCED POWER TECHNOLOGY, INC., A DELAWARE CORPORATION

By:	/s/ PATRICK P.H. SIRETA Patrick P.H. Sireta President, Chief Executive Officer, and Chairman of the Board

POWER OF ATTORNEY

        We, the undersigned officers and directors of Advanced Power Technology, Inc., a Delaware corporation, hereby severally and individually constitute and appoint Patrick P.H. Sireta and Greg M. Haugen, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK P.H. SIRETA Patrick P.H. Sireta Principal Executive Officer	President, Chief Executive Officer and Chairman of the Board	January 18, 2005
/s/ GREG M. HAUGEN Greg M. Haugen Secretary	VP Finance, Chief Financial Officer, and Principal Financial Officer	January 18, 2005
/s/ DOUGLAS S. SCHATZ Douglas S. Schatz Director	Director	January 18, 2005
/s/ JAMES E. PETERSEN James E. Petersen Director	Director	January 18, 2005
/s/ ROBERT C. PEARSON Robert C. Pearson Director	Director	January 18, 2005
/s/ ALFRED J. STEIN Alfred J. Stein Director	Director	January 18, 2005
/s/ RONALD F. MCKENNA Ronald F. McKenna Director	Director	January 18, 2005

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Davis Wright Tremaine as to the legality of securities being registered through this Registration Statement
23.1	Consent of Davis Wright Tremaine, contained in opinion filed as Exhibit 5.1
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (see signature page)

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TABLE OF CONTENTS
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interest of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS